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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: November 15, 2002
Date of Earliest Event Reported: November 13, 2002

ON COMMAND CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

00-21315	77-04535194
(Commission File Number)	(I.R.S. Employer Identification No.)

4610 South Ulster Street, 6th Floor
Denver, CO 80237
(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code: (720) 873-3200

(Former name or former address, if changed from last report)

ON COMMAND CORPORATION

FORM 8-K

November 15, 2002

Item 5. Other Events and Regulation FD Disclosure

        On November 13, 2002, On Command Corporation (the "Company") received notice of a Nasdaq Staff Determination indicating that the common stock of the Company is subject to delisting from The Nasdaq National Market because the Company did not meet the minimum net tangible assets or minimum stockholders' equity requirement for continued listing, as set forth in Nasdaq Marketplace Rule 4450(a)(3). The Company intends to file a request for a hearing before a Nasdaq Listing Qualifications Panel to review the Nasdaq Staff Determination. Under Nasdaq rules, pending a decision by the Panel, the common stock of the Company will continue to trade on The Nasdaq National Market. There can be no assurances that the panel will grant the Company's request for continued listing. If the Panel does not grant the Company's request, the Company's common stock will be delisted from The Nasdaq National Market.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 15, 2002

ON COMMAND CORPORATION
By:	/s/ BERNARD G. DVORAK Bernard G. Dvorak Senior Vice President, Chief Financial Officer and Treasurer (Principal Accounting and Financial Officer)

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FORM 8-K
  Item 5. Other Events and Regulation FD Disclosure
SIGNATURE